February 6, 2024

Spartan Capital Securities, LLC

45 Broadway, 19th Floor

New York, NY 10006

Attention: Kim Monchik, Chief Administrative Officer

Email: kmonchik@spartancapital.com

Re:Share Exchange Transaction and Stock Issuance

Gentlemen:

This side letter agreement (this “Agreement”) is made by and among Verde Bio Holdings, Inc., a Nevada corporation (“Verde”), Sensasure Technologies, Inc., a Nevada corporation (“Parent”), and Spartan Capital Securities, LLC, a New York limited liability company (“Spartan”). This Agreement is made in connection with that certain Agreement and Plan of Merger (the “Merger Agreement”) dated as of December 11, 2023 by and among Verde, Parent, and Formation Minerals Inc., a Nevada corporation, and a wholly-owned subsidiary of Parent. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Merger Agreement.

In connection with and pursuant to Section 7.1(e)(ii) of the Merger Agreement, and in consideration for Spartan’s efforts in connection therewith, the parties hereto hereby agree as follows:

1.Issuance of Parent Common Stock. On the Closing Date, Parent shall issue to Spartan a number of shares of Parent Common Stock so that Spartan and/or its designees shall own 5,000,000 of shares of Parent Common Stock (subject to adjustment in the event of change in Verde’s fair market valuation under the Merger Agreement), and in any event the number of shares of Parent Common Stock that is equal to five and one-tenth (5.1%) of the number of shares of Parent Common Stock issued and outstanding on the Closing Date, on a pro forma basis. For the avoidance of doubt and for the purposes hereof, the total number of issued and outstanding shares of Parent Common Stock shall include any shares of Parent Common Stock that are issued and/or to be issued pursuant to the Merger Agreement (including, without limitation, pursuant to Section 2.12 of the Merger Agreement, Section 7.1(e)(i), and the shares of Parent Common Stock issuable to Spartan pursuant to Section 7.1(e)(ii)), this Agreement, and any other agreements, contracts, and/or documents related to Parent or Verde.

2.Antidilution. Subject to the terms and conditions of this Agreement and the Merger Agreement, and applicable securities laws, if upon an Uplist Event Spartan’s percentage ownership of Parent Common Stock is less than four percent (4.0%) of the number of shares of Parent Common Stock issued and outstanding (and not as a result of Spartan selling, transferring or otherwise disposing of shares of Parent Common Stock), then Parent shall promptly issue to Spartan and/or its designees a number of shares of Parent Common Stock so that Spartan and/or its designees shall own four percent (4.0%) of the number of shares of Parent Common Stock issued and outstanding subsequent to such Uplist Event. For the avoidance of doubt, if such Uplist Event includes a capital raise whereby any shares of Parent Common Stock are issued, then such shares shall be deemed issued and outstanding as of the date of the Uplist Event. As used herein, “Uplist Event” shall mean the listing of the Parent Common Stock on any of the Nasdaq Global Market, Nasdaq Capital Market, New York Stock Exchange, NYSE American, or CBOE.

3.Compliance with Laws. Notwithstanding any provision of this Agreement to the contrary, the issuance of Parent Common Stock will be subject to compliance with all applicable requirements of federal, state, or foreign law with respect to such securities and with the requirements of any regulatory body or stock exchange or market system upon which the Parent Common Stock may then be listed. Parent Common Stock will be issued hereunder if such issuance would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any regulatory body or stock exchange or market system upon which the Parent Common Stock may then be listed. The inability of the Parent to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Parent’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to this Agreement will relieve the Parent of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained. Parent shall use its reasonable efforts to obtain any such authority.

4.Jurisdiction and Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law. Any controversy between the parties to this Agreement, or arising out of the Agreement, shall be resolved by arbitration before the American Arbitration Association (“AAA”) or FINRA Arbitration (“FINRA”) in New York, New York. The following arbitration agreement should be read in conjunction with these disclosures:

a)ARBITRATION IS FINAL AND BINDING ON THE PARTIES.

b)THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO JURY TRIAL.

c)PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN AND DIFFERENT FROM COURT PROCEEDING; AND

d)THE ARBITRATORS’ AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDING OR LEGAL REASONING AND ANY PARTY’S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED.

5.ARBITRATION AGREEMENT. ANY AND ALL CONTROVERSIES, DISPUTES OR CLAIMS BETWEEN SPARTAN AND YOU OR YOUR AGENTS, REPRESENTATIVES, EMPLOYEES, DIRECTORS, OFFICERS OR CONTROL PERSONS, ARISING OUT OF, IN CONNECTION WITH, OR WITH RESPECT TO (i) ANY PROVISIONS OF OR THE VALIDITY OF THIS AGREEMENT OR ANY RELATED AGREEMENTS, (ii) THE RELATIONSHIP OF THE PARTIES HERETO, OR (iii) ANY CONTROVERSY ARISING OUT OF YOUR BUSINESS SHALL BE CONDUCTED BY THE AMERICAN ARBITRATION ASSOCIATION UNDER ITS COMMERCIAL ARBITRATION RULES. ARBITRATION MUST BE COMMENCED BY SERVICE OF A WRITTEN DEMAND FOR ARBITRATION OR A WRITTEN NOTICE OF INTENTION TO ARBITRATE. IF YOU ARE A PARTY TO SUCH ARBITRATION, TO THE EXTENT PERMITTED BY THE RULES OF THE APPLICABLE ARBITRATION TRIBUNAL, THE ARBITRATION SHALL BE CONDUCTED IN NEW YORK, NEW YORK. THE DECISION AND AWARD OF THE ARBITRATORS(S) SHALL BE CONCLUSIVE AND BINDING UPON ALL PARTIES, AND ANY JUDGMENT UPON ANY AWARD RENDERED MAY BE ENTERED IN THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK, OR ANY OTHER COURT HAVING JURISDICTION THEREOF, AND NEITHER PARTY SHALL OPPOSE SUCH ENTRY.

6.   Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other documents, agreements,

certificates and instruments, as the other parties may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions consummated hereby.

7.Enforceability. If any term in this Agreement is deemed invalid or unenforceable, such term shall be deemed to be modified or limited to the extent necessary to make the term valid and enforceable, or if such modification or limitation will not have the desired effect, the term shall no longer form part of this Agreement and shall not have any effect upon the validity or enforceability of the remaining terms set out in this Agreement.

8.Entire Agreement. This Agreement and the documents and instruments and other agreements among the Parties as contemplated by or referred to herein, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

9.Headings; Severability. The headings used in this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties.

10. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

11.     Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Any such counterpart, to the extent delivered by .pdf, .tif, .gif, .jpg or similar attachment to electronic mail, will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

[Signature page(s) to follow.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

VERDE BIO HOLDINGS, INC.

By: /s/ Scott Cox

Title: Chief Executive Officer

SENSASURE  TECHNOLOGIES INC.

By: /s/ James Hiza

Title: Chief Executive Officer

Acknowledged:

SPARTAN CAPITAL SECURITIES, LLC

By: /s/ Kim Monchik

Name: Kim Monchik

Title: Chief Administrative Officer